UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 26, 2020 (June 24, 2020)
Date of Report (Date of earliest event reported)

POSITIVE PHYSICIANS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-38814	83-0824448
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

100 Berwyn Park, Suite 220 850 Cassatt Road, Berwyn, PA	19312
(Address of principal executive offices)	(Zip Code)

(888) 335-5335
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PPHI	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2020, the Directors of Positive Physicians Holdings, Inc. and its wholly owned subsidiary, Positive Physicians Insurance Company (collectively referred to as the “Company”), adopted a resolution to remove Daniel Payne from the position of Treasurer of the Company and appoint Donovan Augustin to serve as Treasurer of the Company.

Mr. Augustin, age 44, joined the Company as Chief Financial Officer in October 2019. He has over 20 years of experience in the (re)insurance industry.  Prior to joining the Company, he served as Financial Controller and Senior Vice President at JLT Re (North America), Inc. from April 2017 to October 2019 where he was responsible for financial reporting to JLT Re Group and JLT Group Finance in the UK, financial planning and analysis and overseeing related processes with the company’s onshore and offshore support functions.  Prior to JLT Re, Mr. Augustin was with PricewaterhouseCoopers, serving domestic and multi-national insurance clients in both the audit and tax practices during two separate stints with the firm from 2003 to 2005 and July 2013 to April 2017, respectively.  Mr. Augustin was also an Assistant Controller with PMA Companies, Inc. (formerly, PMA Capital Corporation) where he managed the SEC reporting process from 2005 to 2010 and served as Tax Manager, following Old Republic’s acquisition of PMA in 2010, prior to rejoining PwC in 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVE PHYSICIANS HOLDINGS, INC.

Dated: June 26, 2020

	By:	/s/ Donovan C. Augustin
	Name:	Donovan C. Augustin
	Title:	Chief Financial Officer